EXHIBIT 99.1
Carter Validus Mission Critical REIT II, Inc. Announces Closing of Merger
with Carter Validus Mission Critical REIT, Inc.
TAMPA, FL – October 4, 2019 - Carter Validus Mission Critical REIT II, Inc., or the Company, announced the completion of the merger with Carter Validus Mission Critical REIT, Inc., or CVREIT, in a cash and stock transaction, effective today. Following the merger, the Company is comprised of 150 healthcare and data center properties encompassing approximately 8.7 million square feet located across 33 states. The portfolio represents approximately $3.2 billion of total investments, operating at a weighted average occupancy of 95.3% with a weighted average rent escalation and a weighted average remaining lease term of 2.3% and 10.1 years, respectively.
At the September 26, 2019, CVREIT Special Meeting of Stockholders, the proposal to consummate the merger with the Company was approved by approximately 91.7% of the votes cast. Under the terms of the merger agreement, the Company acquired approximately 179 million outstanding shares of CVREIT common stock, with each CVREIT stockholder receiving $1.00 in cash and 0.4681 shares of the Company’s Class A common stock for each share of CVREIT common stock owned.
“The closing of this transaction represents the beginning of a new and compelling chapter for the Company,” stated Michael A. Seton, Chief Executive Officer and President. “We believe CVREIT is an excellent complement to our portfolio, bolstering our healthcare investment portfolio and supporting our growth strategy through increased size and scale as well as further diversification of our existing tenancy and geographic distribution. We look forward to continuing to demonstrate value creation for our stockholders.”
A letter is being mailed to each stockholder regarding the Company’s Share Repurchase Plan, Distribution Reinvestment Plan and other pertinent information.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that currently qualifies and is taxed as a real estate investment trust that is engaged in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of October 4, 2019, the Company owned 150 real estate properties.

Advisors
Moelis & Company LLC acted as financial advisor to CVREIT’s Special Committee of the Board of Directors, Duff & Phelps LLC provided additional financial advisory services to CVREIT’s Special Committee of the Board of the Directors, and SunTrust Robinson Humphrey, Inc. acted as the exclusive financial advisor to the Company’s Special Committee of the Board of Directors. DLA Piper US LLP acted as legal counsel to CVREIT’s Special Committee of the Board of Directors, Venable LLP acted as legal counsel to the Company’s Special Committee of the Board of Directors, and Morrison & Foerster LLP acted as legal counsel to the Company.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of the Company; and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2018, and subsequent quarterly reports filed on form 10-Q with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations Contact:
Miranda Davidson
IR@cvreit.com